UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2011 (December 30, 2010)

PLAINS EXPLORATION &

PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 30, 2010, Plains Exploration & Production Company (“PXP” or the “Company”) completed the divestment of its Gulf of Mexico shallow water shelf properties to McMoRan Exploration Co. (“MMR”). At closing and after preliminary closing adjustments, PXP received approximately $86 million in cash, which includes $11 million in working capital adjustments, and 51 million shares of MMR common stock (the “MMR Shares”) in exchange for all of PXP’s interests in its Gulf of Mexico leasehold located in less than 500 feet of water. The transaction was completed pursuant to an Agreement and Plan of Merger dated as of September 19, 2010, and effective as of August 1, 2010, between PXP and certain of its subsidiaries and MMR and certain of its subsidiaries (the “Merger Agreement”).

As contemplated by the Merger Agreement, PXP and MMR entered into a registration rights agreement (the “Registration Rights Agreement”) and a stockholder agreement (the “Stockholder Agreement”) at the closing of the transaction. Under the terms of the Registration Rights Agreement, MMR is obligated to file a registration statement covering the MMR Shares within 60 days after closing. The Registration Rights Agreement also gives PXP piggyback registration rights and demand registration rights under certain circumstances. Under the terms of the Stockholder Agreement, MMR has expanded its board of directors and PXP has the right to designate two board members for so long as PXP owns at least 10% of the outstanding shares of MMR. If PXP ownership falls below 10%, but is at least 5%, PXP shall have the right to designate one director. The Stockholder Agreement requires PXP to refrain from certain activities that could be undertaken to acquire control of MMR and from transferring any MMR Shares for one year after closing (subject to certain exceptions). After one year, PXP is permitted to transfer the MMR Shares, subject to certain restrictions enumerated in the Registration Rights Agreement. PXP has designated James C. Flores, PXP’s Chairman of the Board, President and Chief Executive Officer, and John F. Wombwell, Executive Vice President, General Counsel and Secretary of PXP, to serve on MMR’s Board of Directors.

The pro forma financial information required to be filed pursuant to Items 2.01 and 9.01 is set forth below under Item 9.01.

Item 9.01 Financial Statements and Exhibits

(b)(1) Pro forma financial information

On December 30, 2010, PXP sold to MMR the Company’s interest in properties located in the Gulf of Mexico shallow water for a combination of cash and stock. The pro forma financial information required to be filed pursuant to Items 2.01 and 9.01 of Form 8-K is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 9.01.

(d) Exhibits

Exhibit Number	Document

10.1	Registration Rights Agreement dated as of December 30, 2010, by and between Plains Exploration & Production Company and McMoRan Exploration Co.

10.2	Stockholder Agreement dated as of December 30, 2010, by and between Plains Exploration & Production Company and McMoRan Exploration Co.

99.1	Pro forma financial information.

99.2	Press release dated December 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: January 6, 2011	/s/ Nancy I. Williams
Nancy I. Williams
Vice President—Accounting, Controller and Chief Accounting Officer

EXHIBIT INDEX

10.1	Registration Rights Agreement dated as of December 30, 2010, by and between Plains Exploration & Production Company and McMoRan Exploration Co.

10.2	Stockholder Agreement dated as of December 30, 2010, by and between Plains Exploration & Production Company and McMoRan Exploration Co.

99.1	Pro forma financial information.

99.2	Press release dated December 30, 2010.